Exhibit 10(iii)(A)(85)

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below an award (the “Award”) of Restricted Stock Units (“RSUs”), payable in cash, based on the value of the corresponding number of shares of the Company’s common stock (the “Shares”)on the vesting date. The terms and conditions of the Award are set forth in this Award Agreement (the “Agreement”) and The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Date of Award	Participant’s Name

Number of RSUs
Vesting of RSUs	Subject to the (i) provisions of the Plan and (ii) Participant’s execution of the non-solicitation and non-service agreement that is attached hereto as Exhibit B, the scheduled vesting date for the RSUs is the third anniversary of the Date of Award set forth above.
Payment Date	Subject to the vesting conditions set forth herein and the terms of the Plan, the payment date shall occur during the calendar year prescribed by Section 6(f) of the Plan no later than the last day of the “applicable 2 1/2 month period” as defined in Treas. Reg. Section 1.409A-1(b)(4)(i)(A).

The provisions of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Please (i) review the rest of this Agreement, the Plan document and the non-solicitation and non-service agreement attached hereto as Exhibit B, and (ii) execute this Agreement and Exhibit B by checking the box below.

By checking the box below, you are effectively executing and agree to be bound by the terms and conditions of (i) this Agreement (including the terms under “Forfeiture of Award”) and (ii) the non-solicitation and non-service agreement attached hereto as Exhibit B.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Fabrizio Alcobe-Fierro

Senior Vice President, Global Compensation

I have read this Agreement, the Plan, and Exhibit B and I understand and agree to their terms and conditions.

Participant’s Signature, to be provided electronically

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 PERFORMANCE INCENTIVE

PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Amount of RSU Payment	Payment of vested RSUs shall be made in cash at the time set forth in the cover page. The amount of the payment (before withholding) shall be equal to the fair market value of one Share multiplied by the number of the Participant’s RSUs. For purposes of the preceding sentence, the fair market value of one Share shall be the average of the high and low sales price of a Share on the vesting date (or last trading day preceding the vesting date if the vesting date falls on a day that the market is closed).
Tax Withholding	As set forth in the Plan, the Company may be required to withhold income and employment taxes with respect to this Award. In any event, the Participant remains responsible at all times for paying any income and employment taxes with respect to this Award. If the Participant relocates to another country, the Participant is responsible for notifying the Company of such relocation and is responsible for compliance with all applicable tax requirements. Neither the Company nor any of its affiliates are responsible for any liability or penalty relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income attributed to the Participant (or a Beneficiary) pursuant to this Agreement, whether as a result of the Participant failing to make timely payments of tax or otherwise.
Forfeiture of Award	Before accepting this Award, the Participant must disclose to the Company in writing all grants to the Participant of options, shares and other equity rights with respect to any Subsidiary of the Company (“Subsidiary Grants”) that are still outstanding. Failure to disclose in writing the existence of any such outstanding Subsidiary Grants shall result in immediate cancellation and forfeiture of the Award set forth in this Agreement, unless the Compensation Committee determines in its sole discretion that such failure was reasonable under the circumstances.
Interpretation and Construction	This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.
Entire Understanding	This Agreement, the terms of the Plan and the non-solicitation and non-service agreement attached hereto as Exhibit B constitute the entire understanding between the Participant and the Company and its Affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.